UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2008

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In a news release dated May 19, 2008 Cyanotech Corporation announced, among other things, that its board of directors named Andrew H. Jacobson, age 46, as president and chief executive officer, and a director, effective May 16, 2008. The full text of the news release is attached as Exhibit 99.1.

(b) On May 16, 2008 Gerald R. Cysewski, Ph.D., resigned as Chairman of the Board, President, and Chief Executive Officer and then was appointed by the directors as executive vice president and chief scientific officer of the Company focusing on microalgae product development. He will continue to serve as a director.

(c) On May 16, 2008 the board of directors appointed Andrew H. Jacobson, age 46, as president and chief executive officer effective May 16, 2008. Mr. Jacobson succeeds Gerald R. Cysewski, Ph.D., as president and chief executive officer.

(d) The board of directors appointed Mr. Jacobson as a director of the Company effective May 16, 2008, having increased the number of authorized directors to seven.

Effective May 16, 2008, Cyanotech’s lead independent director, Gregg Robertson, was elected chairman of the board of directors.

There were no changes made to board committee assignments.

In connection with the employment and appointment of Andrew H. Jacobson, effective May 16, 2008, Cyanotech Corporation entered into an arrangement with Andrew H. Jacobson evidenced by a Letter Agreement effective May 16, 2008. This Agreement provides, among other things, that Andrew H. Jacobson be compensated at a rate of $335,000 per annum. On May 16, 2008 he was also awarded, by the Compensation and Stock Committee, 131,056 employee stock options under the Company’s 2005 Stock Plan at a the May 16, 2008 closing price of $1.60 per option. These options become exercisable for Cyanotech Corporation common stock on a one-for-one basis on May 16, 2009 in accord with the Company’s 2005 Stock Plan. Mr. Jacobson’s Agreement also provides that, subject to shareholder approval at its 2008 Annual Stockholders Meeting, the Company intends to grant Mr. Jacobson 262,112 additional options with 131,056 of the additional options exercisable beginning May 16, 2010, and the final 131,056 of the options exercisable beginning May 16, 2011. The Agreement is attached as Exhibit 99.2.

Item 9.01  Exhibits.

(d) Exhibits:

Exhibit Number

99.1

Press release, dated May 19, 2008, announcing, among other things, that its board of directors named Andrew H. Jacobson, age 46, as president and chief executive officer, and a director, effective May 16, 2008.

99.2	Letter Agreement, dated May 16, 2008, with Andrew H. Jacobson as the Company’s newly appointed president and chief executive officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH
CORPORATION (Registrant)

May 21, 2008	By:	/s/ William R. Maris
William R. Maris Chief Financial Officer and VP of Finance and Administration